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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Form S-8 Registration Statements (Forms S-8 No. 33-88426 and No. 333-27835) pertaining to the 1994 Stock Option Plan and in the Form S-8 Registration Statement (Form S-8 No. 333-27831) pertaining to the 1996 Non-Employee Directors' Stock Option Plan and the 1992 Outside Directors' Director Stock Unit Plan, of GTECH Holdings Corporation of our report dated April 1, 1998, except for Note R, as to which the date is April 20, 1998, with respect to the consolidated financial statements of GTECH Holdings Corporation included in the Annual Report (Form 10-K) for the fiscal year ended February 28, 1998.


                                                      /s/      Ernst & Young LLP

                                                              ERNST & YOUNG LLP

Boston, Massachusetts
May 26, 1998


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